Exhibit 3.3

TRAVELCENTERS OF AMERICA LLC

AMENDED AND RESTATED BYLAWS

As Amended and Restated February 21, 2013

i

Section 16.4.	Discovery	41
Section 16.5.	Awards	41
Section 16.6.	Costs and Expenses	41
Section 16.7.	Final and Binding	41
Section 16.8.	Beneficiaries	42

TRAVELCENTERS OF AMERICA LLC
AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1.1.                                                    Offices.  The Board of Directors may establish and change the principal office or place of business of the Company at any time and may cause the Company to establish other offices or places of business in various jurisdictions.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1.                                                    Place.  All meetings of shareholders shall be held at the principal executive office of the Company or at such other place as shall be set by the Board of Directors as stated in the notice of the meeting.  For purposes of these Bylaws, all references to “shareholders” of the Company shall have the same meaning as the term “Shareholders” as used and defined in the Company’s Limited Liability Company Agreement (as it may be amended from time to time, the “LLC Agreement”).

Section 2.2.                                                    Annual Meeting.  An annual meeting of the shareholders for the election of directors and the transaction of any business within the powers of the Company shall be called by the Board of Directors and shall be held on a date and at the time set by the Board of Directors.  Failure to hold an annual meeting does not invalidate the Company’s existence or affect any otherwise valid acts of the Company.

Section 2.3.                                                    Special Meetings.

Section 2.3.1.                                                                       General.  The chairman of the board, if any, or a majority of the entire Board of Directors may call a special meeting of the shareholders.  Subject to Section 2.3.2 and the last sentence of this Section 2.3.1, a special meeting of shareholders shall also be called by the secretary of the Company upon the written request of shareholders entitled to cast not less than the Special Meeting Percentage of all the votes entitled to be cast at such meeting.  The “Special Meeting Percentage” shall be a majority or, to the extent permitted by any applicable rule of the principal exchange on which the Company’s common shares are listed (such rules, the “Exchange Rules”), such higher percentage as shall be specified from time to time by the Board of Directors; provided, however, that in no case shall the Special Meeting Percentage be more than 75%.  Nothing in these Bylaws shall be construed to permit the shareholders to cause a special meeting of the shareholders to be called unless applicable law or Exchange Rule requires that the shareholders be able to do so.

Section 2.3.2.                                                                       Shareholder Requested Special Meetings.

(a)                                 Subject to the last sentence of Section 2.3.1, any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary of the Company (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”).  No shareholder may make a Record Date Request Notice unless such shareholder complies with the requirements set forth in clauses (A) and (B) of Section 2.14.1(c)(ii), with all references in such clauses to the annual meeting and the notice given under Section 2.14.1 changed to be references to the special meeting and the notice given under this Section 2.3.2, and a copy of each certificate held by such shareholder at the time of giving such written request shall accompany such shareholder’s written request to the secretary in order for such request to be effective.  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting, shall be signed by one or more shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such shareholder (or its duly authorized agent) signing the Record Date Request Notice and shall set forth all information that each such shareholder would be required to disclose in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, as well as additional information required by Section 2.14.  Upon receiving the Record Date Request Notice, the Board of Directors may in its discretion fix a Request Record Date, which need not be the same date as that requested in the Record Date Request Notice, and may also fix the Special Meeting Percentage for that meeting.  The Request Record Date shall not precede, and shall not be more than 10 days after the close of business on, the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within 10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement (as defined in Section 2.14.5(c)) of such Request Record Date, the Request Record Date shall be the close of business on the 10th day after the date a valid Record Date Request Notice is received by the secretary.

(b)                                 Subject to the last sentence of Section 2.3.1, in order for any shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast not less than the Special Meeting Percentage (the “Special Meeting Request”) shall be delivered to the secretary.  No shareholder may make a Special Meeting Request unless such shareholder complies with the requirements set forth in clauses (A) and (B) of Section 2.14.1(c)(ii), with all references in such clauses to the annual meeting and the notice given under Section 2.14.1 changed to be references to the special meeting and the notice given under this Section 2.3.2, and a copy of each certificate held by such shareholder at the time of giving such written request shall accompany such shareholder’s written request to the secretary in order for such request to be effective.  In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary), shall bear the date of signature of each such shareholder (or its duly authorized agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Company’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of the Company which are owned of record and beneficially by each such shareholder, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within 60 days after the Request Record Date.  Any requesting shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(c)                                  The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing, mailing and filing the notice of meeting (including the Company’s proxy materials).  The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents and information required by Section 2.3.2(b), the secretary receives payment from the requesting shareholders of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(d)                                 Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the officer who called the meeting, if any, and otherwise by the Board of Directors.  In the case of any special meeting called by the secretary upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that if the Board of Directors fails to designate, within 10 days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the record date for such Shareholder Requested Meeting (the “Meeting Record Date”) or, if such 90th day is not a Business Day (as defined below), on the first Business Day preceding such 90th day; and provided further that in the event that the Board of Directors fails to designate a place for a Shareholder Requested Meeting within 10 days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Company.  In fixing a date for any special meeting, the chairman of the board, if any, the president or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.  In the case of any Shareholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

(e)                                  If at any time as a result of written revocations of requests for the special meeting, shareholders of record (or their duly authorized agents) as of the Request

Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the secretary may revoke the notice of the meeting at any time not less than 10 days before the meeting if the secretary has sent to all other requesting shareholders written notice of such revocation and of the intention to revoke the notice of the meeting, and the Company may cancel and not hold such meeting.  Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(f)                                   The Board of Directors shall determine the validity of any purported Record Date Request Notice or Special Meeting Request received by the secretary.  For the purpose of permitting the Board of Directors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the Board of Directors may certify that the secretary has validly received requests signed by shareholders (or their duly authorized agents) entitled to cast not less than the Special Meeting Percentage of all votes entitled to be cast at the meeting to be called pursuant to such requests.  Any Record Date Request Notice or Special Meeting Request that is submitted but which is inaccurate, incomplete or otherwise fails to satisfy completely any applicable provisions of this Section 2.3.2 shall be deemed defective and shall thereby render all proposals set forth in such Record Date Request Notice or Special Meeting Request, as applicable, defective.

(g)                                  For purposes of these Bylaws, “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the U.S. Government shall not be regarded as a Business Day.

Section 2.4.                                                    Notice of Regular or Special Meetings.  If and to the extent required by law, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by recognized national courier service, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business or by any other means, including electronic delivery, permitted by the Delaware Limited Liability Company Act, the Exchange Act and any applicable Exchange Rule.  If mailed, such notice shall be deemed to be given when deposited in the U.S. mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Company, with postage thereon prepaid.

Section 2.5.                                                    Notice of Adjourned Meetings.  It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 2.6.                                                    Scope of Meetings.  Except as otherwise expressly set forth elsewhere in these Bylaws, no business shall be transacted at an annual or special meeting of shareholders except as specifically designated in the notice or otherwise properly brought before the shareholders by or at the direction of the Board of Directors.

Section 2.7.                                                    Organization of Shareholder Meetings.  Every meeting of shareholders shall be conducted by an individual appointed by the Board of Directors to be chairperson of the meeting or, in the absence of such appointment, by the chairman of the board, if there be one, or, in the case of the absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there be one, the president, the vice presidents in their order of seniority or, in the absence of such officers, a chairperson chosen by the shareholders by the vote of a majority of the votes cast on such appointment by shareholders present in person or represented by proxy.  The secretary, an assistant secretary or a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairperson of the meeting shall act as secretary of the meeting and record the minutes of the meeting.  If the secretary presides as chairperson at a meeting of the shareholders, then the secretary shall not also act as secretary of the meeting and record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairperson of the meeting.  The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Company, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Company entitled to vote on such matter, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; (g) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security.  Without limiting the generality of the powers of the chairperson of the meeting pursuant to the foregoing provisions, the chairperson may adjourn any meeting of shareholders for any reason deemed necessary by the chairperson, including, without limitation, if (i) no quorum is present for the transaction of the business, (ii) the Board of Directors or the chairperson of the meeting determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information that the Board of Directors or the chairperson of the meeting determines has not been made sufficiently or timely available to shareholders or (iii) the Board of Directors or the chairperson of the meeting determines that adjournment is otherwise in the best interests of the Company.  Unless otherwise determined by the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.

Section 2.8.                                                    Quorum.  A quorum for action at any meeting of shareholders shall be as set forth in the LLC Agreement.  If a quorum shall not be present at any meeting of shareholders, the chairperson of the meeting shall have the power to adjourn the meeting from time to time without the Company having to set a new record date or provide any additional notice of such meeting, subject to any obligation of the Company to give notice pursuant to Section 2.5.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present, either in person or by proxy, at a meeting of shareholders which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum then being present at the meeting.

Section 2.9.                                                    Voting.  The vote required for any matter to be voted upon by the shareholders shall be as set forth in the LLC Agreement.  There shall not be cumulative voting of the common shares of the Company.

Section 2.10.                                             Proxies.  A shareholder may cast the votes entitled to be cast by him or her either in person or by proxy executed by the shareholder or by his or her duly authorized agent in any manner permitted by law.  Such proxy shall be filed with such officer of the Company or third party agent as the Board of Directors shall have designated for such purpose for verification prior to or at such meeting.  Any proxy relating to shares of the Company shall be valid until the expiration date therein or, if no expiration is so indicated, until the time permitted under Delaware law or as otherwise provided in the LLC Agreement.  At a meeting of shareholders, all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by or on behalf of the chairperson of the meeting, subject to Section 2.13.

Section 2.11.                                             Record Date.  The Board of Directors may fix the date for determination of shareholders entitled to notice of and to vote at a meeting of shareholders.  If no date is fixed for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, only persons in whose names shares entitled to vote are recorded on the share records of the Company at the close of business on the day next preceding the day on which notice is given shall be entitled to vote at such meeting.

Section 2.12.                                             Voting of Shares by Certain Holders.  Shares of the Company registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or pursuant to an agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

Section 2.13.                                             Inspectors.

(a)                                 Before or at any meeting of shareholders, the chairperson of the meeting may appoint one or more persons as inspectors for such meeting.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors or at the meeting by the chairperson of the meeting.  Such inspectors shall (i) ascertain and report the number of shares represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote and (v) perform such other acts as are proper to conduct the election or vote with fairness to all shareholders.

(b)                                 Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.14.                                             Nominations and Other Proposals to be Considered at Meetings of Shareholders.  Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the shareholders at meetings of shareholders may be properly brought before the meeting only as set forth in this Section 2.14.  All judgments and determinations made by the Board of Directors or the chairperson of the meeting, as applicable, under this Section 2.14 (including, without limitation, judgments and determinations as to the validity of a proposed nomination or a proposal of other business for consideration by shareholders) shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 2.14.1.                                                                         Annual Meetings of Shareholders.

(a)                                 A shareholder of the Company may recommend to the Nominating and Governance Committee of the Board of Directors an individual as a nominee for election to the Board of Directors.  Such recommendation shall be made by written notice to the Chair of such committee and the Secretary of the Company, which notice should contain or be accompanied by the information and documents with respect to such recommended nominee and shareholder that such shareholder believes to be relevant or helpful to the Nominating and Governance Committee’s deliberations.  In considering such recommendation, the Nominating and Governance Committee may request additional information concerning the recommended nominee or the shareholder making the recommendation.  The Nominating and Governance Committee of the Board of Directors will consider any such recommendation in its discretion.  A shareholder seeking to make a nomination of an individual for election to the Board of Directors must make such nomination in accordance with Section 2.14.1(b)(ii).

(b)                                 Nominations of individuals for election to the Board of Directors at an annual meeting of shareholders may be properly brought before the meeting (i) pursuant to the Company’s notice of meeting by or at the direction of the Board of Directors or (ii) by any one or more shareholders of the Company who (A) (1) at the date of the giving of the notice provided for in this Section 2.14.1, individually or in the aggregate, hold at least 3% of the Company’s common shares entitled to vote at the meeting on such election and have held such shares continuously for at least three years, and (2) continuously hold such shares through and including the time of the annual meeting (including any adjournment or postponement thereof), (B) each holds, at and during all times described in clause (A) of this Section 2.14.1(b)(ii), a certificate evidencing such shareholder’s ownership of all of the common shares of the Company owned by such shareholder, (C) each are entitled to make nominations and to vote at the meeting on such election and (D) comply with the notice procedures set forth in this Section 2.14.1 as to such nomination.  Section 2.14.1(b)(ii) shall be the exclusive means for any shareholder to make nominations of individuals for election to the Board of Directors at an annual meeting.

(c)                                  The proposal of business to be considered by the shareholders at an annual meeting of shareholders, other than the nomination of individuals for election to the Board of Directors, may be properly brought before the meeting (i) pursuant to the Company’s notice of meeting or otherwise properly brought before the meeting by or at the direction of the Board of Directors or (ii) by any shareholder of the Company who (A) has continuously held at least $2,000 in market value, or 1%, of the Company’s common shares entitled to vote at the meeting on the proposal for such business for at least one year from the date such shareholder gives the notice provided for in this Section 2.14.1, and continuously holds such shares through and including the time of the annual meeting (including any adjournment or postponement thereof), (B) holds, at and during all times described in clause (A) of this Section 2.14.1(c)(ii), a certificate evidencing such shareholder’s ownership of all of the common shares of the Company owned by such shareholder, (C) is entitled to propose such business and to vote at the meeting on the proposal for such business, (D) is present in person or by proxy at such meeting to answer questions concerning such business, and (E) complies with the notice procedures set forth in this Section 2.14.1 as to such business.  Section 2.14.1(c)(ii) shall be the exclusive means for a shareholder to propose business before an annual meeting of shareholders, except (x) to the extent of matters which are required to be presented to shareholders by applicable law which have been properly presented in accordance with the requirements of such law and (y) nominations of individuals for election to the Board of Directors shall be made in accordance with Section 2.14.1(b).  For purposes of determining compliance with the requirement in subclause (A) of Section 2.14.1(c)(ii), the market value of the Company’s common shares held by the applicable shareholder shall be determined by multiplying the number of common shares such shareholder continuously held for that one-year period by the highest selling price of the Company’s common shares as reported on the principal exchange on which the Company’s common shares are listed during the 60 calendar days before the date such notice was submitted.

(d)                                 For nominations for election to the Board of Directors or other business to be properly brought before an annual meeting by one or more shareholders pursuant to Section 2.14.1, such shareholder(s) shall have given timely notice thereof in writing to the secretary of the Company in accordance with this Section 2.14 and such other business shall otherwise be a proper matter for action by shareholders.  To be timely, the notice of such shareholder(s) shall set forth all information required under this Section 2.14 and shall be delivered to the secretary at the principal executive offices of the Company not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, notice by such shareholder(s) to be timely shall be so delivered not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (i) notice of the date of the annual meeting is mailed or otherwise made available or (ii) public announcement of the date of the annual meeting is first made by the Company.  Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a notice of one or more shareholders as described above.  No shareholder may give a notice to the secretary described in this Section 2.14.1(d) unless such shareholder holds, at and during all times described in Section 2.14.1(b)(ii)(A), in the case of a nomination of one or more individuals for election to the Board of Directors, or Section 2.14.1(c)(ii)(A), in the case of the proposal of other business, a certificate for all common shares of the Company owned by such shareholder and a copy of each such certificate held by such shareholder at the time of giving such notice shall accompany such shareholder’s notice to the secretary in order for such notice to be effective; provided, however, that (x) the provisions of this sentence and clause (B) of Section 2.14.1(b)(ii), in the case of a nomination of one or more individuals for election to the Board of Directors, and clause (B) of Section 2.14.1(c)(ii), in the case of the proposal of other business, shall be inapplicable unless shareholders are entitled to receive a certificate evidencing the common shares of the Company owned by them, and (y) if clause (x) of this proviso is applicable, no shareholder may give a notice to the Secretary described in this Section 2.14.1(d) unless such shareholder is, at and during all times described in Section 2.14.1(b)(ii)(A), in the case of a nomination of one or more individuals for election to the Board of Directors, or Section 2.14.1(c)(ii)(A), in the case of the proposal of other business, a shareholder of record for all common shares of the Company owned by such shareholder.

A notice of one or more shareholders pursuant to this Section 2.14.1 shall set forth:

(A)                               separately as to each individual whom such shareholder(s) propose to nominate for election or reelection as a Director (a “Proposed Nominee”) and any Proposed Nominee Associated Person (as defined in Section 2.14.1(e)(B)), (1) the name, age, business address and residence address of such Proposed Nominee and the name and address of such Proposed Nominee Associated Person, (2) the principal occupation or employment of such Proposed Nominee for the past five years, (3) a statement of whether such Proposed Nominee is proposed for nomination as an Independent Director (as defined in Section 3.2) or a Managing Director (as defined in Section 3.2) and a description of such Proposed Nominee’s qualifications to be an Independent Director or Managing Director, as the case may be, and such Proposed Nominee’s qualifications to be a Director pursuant to the criteria set forth in Section 3.1, (4) the class, series and number of any shares of the Company that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee or by such Proposed Nominee Associated Person, (5) the date such shares were acquired and the investment intent of such acquisition, (6) a description of all purchases and sales of securities of the Company by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous 36 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (7) a description of all Derivative Transactions (as defined in Section 2.14.1(e)(B)) by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous 36 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such Proposed Nominee or Proposed Nominee Associated Person would be required to report on an Insider Report (as defined in Section 2.14.1(e)(B)) if such Proposed Nominee or Proposed Nominee Associated Person were a Director of the Company or the beneficial owner of more than 10% of the shares of the Company at the time of the transactions, (8) any performance related fees (other than an asset based fee) to which such Proposed Nominee or such Proposed Nominee Associated Person is entitled based on any increase or decrease in the value of any shares of the Company or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, including, without limitation, any such interests held by members of such Proposed Nominee’s or such Proposed Nominee Associated Person’s immediate family sharing the same household with such Proposed Nominee or such Proposed Nominee Associated Person, (9) any proportionate interest in shares of the Company or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such Proposed Nominee or such Proposed Nominee Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (10) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any shareholder making the nomination, any Proposed Nominee Associated Person, or any of their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Proposed Nominee, or his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) (and any successor regulation), if any shareholder making the nomination and any Proposed Nominee Associated Person on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant, (11) any rights to dividends on the shares of the Company owned beneficially by such Proposed Nominee or such Proposed Nominee Associated Person that are separated or separable from the underlying shares of the Company, (12) to the extent known by such Proposed Nominee or such Proposed Nominee Associated Person, the name and address of any other person who owns, of record or beneficially, any shares of the Company and who supports the Proposed Nominee for election or reelection as a Director and (13) all other information relating to such Proposed Nominee or such Proposed Nominee Associated Person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder;

(B)                               as to any other business that the shareholder proposes to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined in Section 2.14.1(e)(B)), including any anticipated benefit to such shareholder or any Shareholder Associated Person therefrom, (3) a description of all agreements, arrangements and understandings between such shareholder and Shareholder Associated Person amongst themselves or with any other person or persons (including their names) in connection with the proposal of such business by such shareholder and (4) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting;

(C)                               separately as to each shareholder giving the notice and any Shareholder Associated Person, (1) the class, series and number of all shares of the Company that are owned of record by such shareholder or by such Shareholder Associated Person, if any, (2) the class, series and number of, and the nominee holder for, any shares of the Company that are owned, directly or indirectly, beneficially but not of record by such shareholder or by such Shareholder Associated Person, if any, (3) with respect to the shares referenced in the foregoing clauses (1) and (2), the date such shares were acquired and the investment intent of such acquisition and (4) all information relating to such shareholder and Shareholder Associated Person that is required to be disclosed in connection with the solicitation of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder;

(D)                               separately as to each shareholder giving the notice and any Shareholder Associated Person, (1) the name and address of such shareholder, as they appear on the Company’s share ledger and the current name and address, if different, of such shareholder and Shareholder Associated Person and (2) the investment strategy or objective, if any, of such shareholder or Shareholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder or Shareholder Associated Person;

(E)                                separately as to each shareholder giving the notice and any Shareholder Associated Person, (1) a description of all purchases and sales of securities of the Company by such shareholder or Shareholder Associated Person during the previous 36 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (2) a description of all Derivative Transactions by such shareholder or Shareholder Associated Person during the previous 36 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such shareholder or Shareholder Associated Person would be required to report on an Insider Report if such shareholder or Shareholder Associated Person were a Director of the Company or the beneficial owner of more than 10% of the shares of the

Company at the time of the transactions, (3) any performance related fees (other than an asset based fee) to which such shareholder or Shareholder Associated Person is entitled based on any increase or decrease in the value of shares of the Company or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s or Shareholder Associated Person’s immediate family sharing the same household with such shareholder or Shareholder Associated Person, (4) any proportionate interest in shares of the Company or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any rights to dividends on the shares of the Company owned beneficially by such shareholder or Shareholder Associated Person that are separated or separable from the underlying shares of the Company;

(F)                                 to the extent known by the shareholder giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of the Company and who supports the nominee for election or reelection as a Director or the proposal of other business; and

(G)                               if more than one class or series of shares of the Company is outstanding, the class and series of shares of the Company entitled to vote for such Proposed Nominee and/or shareholder’s proposal, as applicable.

(e)                                  A notice of one or more shareholders making a nomination pursuant to Section 2.14.1(b)(ii) shall be accompanied by:

(A)                               a signed and notarized statement of each shareholder giving the notice certifying that (1) all information contained in the notice is true and complete in all respects, (2) the notice complies with this Section 2.14.1, and (3) such shareholder will continue to hold all common shares of the Company referenced in Section 2.14.1(b)(ii)(A) through and including the time of the annual meeting (including any adjournment or postponement thereof); and

(B)                               a signed and notarized certificate of each Proposed Nominee (1) certifying that the information contained in the notice regarding such Proposed Nominee and any Proposed Nominee Associated Person is true and complete and complies with this Section 2.14.1 and (2) consenting to being named in the shareholder’s proxy statement as a nominee and to serving as a Director if elected.

(f)                                   For purposes of this Section 2.14, (i) “Shareholder Associated Person” of any shareholder shall mean (A) any person acting in concert with, such shareholder, (B) any direct or indirect beneficial owner of shares of the Company owned of record or beneficially by such shareholder and (C) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person; (ii) “Proposed Nominee Associated Person” of any Proposed Nominee shall mean (A) any person acting in concert with such Proposed Nominee, (B) any direct or indirect beneficial owner of shares of the Company owned of record or beneficially by such Proposed Nominee and (C) any person controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person; (iii) “Derivative Transaction” by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Company, or similar instrument with a value derived in whole or in part from the value of a security of the Company, in any such case whether or not it is subject to settlement in a security of the Company or otherwise or (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Company, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Company or to increase or decrease the number of securities of the Company which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the Company or otherwise; and (iv) “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a Director of the Company or who is directly or indirectly the beneficial owner of more than 10% of the shares of the Company.

(g)                                  Notwithstanding anything in the second sentence of Section 2.14.1(d) to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.14.1 also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Company not later than 5:00 p.m. (Eastern Time) on the 10th day immediately following the day on which such public announcement is first made by the Company.

Section 2.14.2.                                                                Shareholder Nominations or Other Proposals Causing Covenant Breaches or Defaults.  At the same time as the submission of any shareholder nomination or proposal of other business to be considered at a shareholders meeting that, if approved and implemented by the Company, would cause the Company or any subsidiary (as defined in Section 2.14.5(c)) of the Company to be in breach of any covenant of the Company or any subsidiary of the Company or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing debt instrument or agreement of the Company or any subsidiary of the Company or other material contract or agreement of the Company or any subsidiary of the Company, the proponent shareholder or shareholders shall submit to the secretary at the principal executive offices of the Company (a) evidence satisfactory to the Board of Directors of the lender’s or contracting party’s willingness to waive the breach of covenant or default or (b) a detailed plan for repayment of the indebtedness to the lender or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to the Board of Directors in its discretion, and evidence of the availability to the Company of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to the Company, as determined by the Board of Directors in its discretion.  As an example and not as a limitation, at the time these Bylaws are being adopted, the Company is party to a bank credit facility that contains covenants which prohibit certain changes in the management and policies of the Company without the approval of the lenders; accordingly, a shareholder nomination or proposal which implicates these covenants shall be accompanied by a waiver of these covenants duly executed by the banks or by evidence satisfactory to the Board of Directors of the availability of funding to the Company to repay outstanding indebtedness under this credit facility and of the availability of a new credit facility on terms as favorable to the Company as the existing credit facility.  As a further example and not as a limitation, at the time these Bylaws are being adopted, the Company is party to lease and related agreements with Hospitality Properties Trust or its subsidiaries (“Hospitality Properties Trust”).  Those agreements contain covenants which prohibit certain changes in the management and policies of the Company without the approval of Hospitality Properties Trust.  Accordingly, a shareholder nomination or proposal which implicates these covenants shall be accompanied by a waiver of these covenants duly executed by the applicable Hospitality Properties Trust entity or by evidence satisfactory to the Board of Directors of the availability of alternative facilities for lease and operation by the Company on terms as favorable to the Company as the applicable arrangement and of funds for the payment by the Company of any amounts required under the applicable agreement or otherwise as a result of any breach or termination of the agreement with Hospitality Properties Trust.

Section 2.14.3.                                                                Shareholder Nominations or Other Proposals Requiring Governmental Action.  If (a) submission of any shareholder nomination or proposal of other business to be considered at a shareholders meeting that could not be considered or, if approved, implemented by the Company without the Company, any subsidiary of the Company, the proponent shareholder, any Proposed Nominee of such shareholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Shareholder Associated Person of such shareholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body (a “Governmental Action”) or (b) such shareholder’s ownership of shares of the Company or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, any Proposed Nominee of such shareholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Shareholder Associated Person of such shareholder, or their respective affiliates or associates would require Governmental Action, then, at the same time as the submission of any shareholder nomination or proposal of other business to be considered at a shareholders meeting, the proponent shareholder or shareholders shall submit to the secretary at the principal executive offices of the Company (x) evidence satisfactory to the Board of Directors that any and all Governmental Action has been given or obtained, including, without limitation, such evidence as the Board of Directors may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder’s diligent and best efforts, a detailed plan for making or obtaining the Governmental Action prior to the election of any such Proposed Nominee or the implementation of such proposal, which plan must be satisfactory to the Board of Directors in its discretion.  As an example and not as a limitation, at the time these Bylaws are being adopted, the Company holds a controlling ownership position in a company being formed and licensed as an insurance company in the State of Indiana.  The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by soliciting proxies representing 10% or more of its voting securities.  Accordingly, a shareholder who seeks to exercise proxies for a nomination or a proposal affecting the governance of the Company shall obtain any applicable approvals from the Indiana insurance regulatory authorities prior to exercising such proxies.  Similarly, as a further example and not as a limitation, at the time these Bylaws are being adopted, the Company has a controlling ownership interest in gaming businesses located in Louisiana.  Applicable Louisiana law requires that a director be approved by the Louisiana Gaming Control Board.  Such approval process requires that any Proposed Nominee submit a detailed personal history and financial disclosures.  Accordingly, a shareholder nomination shall be accompanied by evidence that the Proposed Nominee has been approved by the Louisiana Gaming Control Board to be a director, or if the Louisiana Gaming Control Board have not approved such an application, then the shareholder nomination shall be accompanied by a copy of completed personal history and financial disclosure forms of the Proposed Nominee as submitted or to be submitted to the Louisiana Gaming Control Board so that the Board of Directors may determine the likelihood that the Proposed Nominee will receive such approval.

Section 2.14.4.                                                                Special Meetings of Shareholders.  As set forth in Section 2.6, only business brought before the meeting pursuant to the Company’s notice of meeting shall be conducted at a special meeting of shareholders.  Nominations of individuals for election to the Board of Directors only may be made at a special meeting of shareholders at which directors are to be elected: (a) pursuant to the Company’s notice of meeting; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any one or more shareholders of the Company (i) who satisfy the holding and certificate requirements set forth in clauses (A) and (B) of Section 2.14.1(b)(ii) and Section 2.14.1(d), with all references in such sections to the annual meeting and the notice given under Section 2.14.1 changed to be references to the special meeting and the notice given under this Section 2.14.4, (ii) who each are entitled to vote at the meeting on such election and (iii) who each has complied with the notice procedures and other requirements set forth in this Section 2.14.4.  In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, for nominations for election to the Board of Directors to be properly brought before the special meeting by one or more shareholders pursuant to this Section 2.14.4, such shareholder(s) shall have given timely notice thereof to the secretary of the Company at the principal executive offices of the Company.  To be timely, a shareholder’s notice shall be delivered to the secretary of the Company at the principal executive offices of the Company not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder’s notice as described above.  No shareholder may give a notice to the Secretary provided for in this Section 2.14.4 unless such shareholder satisfies clause (c) of this Section 2.14.4, and a copy of each certificate held by the shareholder shall accompany such shareholder’s notice to the Secretary in order for such notice to be effective; provided, however, that (x) the certificate requirement of clause (c)(i) of this Section 2.14.4 shall be inapplicable unless shareholders are entitled to receive a certificate evidencing the shares owned by them, and (y) if clause (x) of this proviso is applicable, no shareholder may give a notice to the Secretary described in this Section 2.14.4 unless such shareholder is, at and during all times described in Section 2.14.4(c)(i), a shareholder of record of all common shares of the Company owned by such shareholder.

Section 2.14.5.                                                                General.

(a)                                 If information submitted pursuant to this Section 2.14 by any shareholder proposing a nominee for election as a director or any proposal for other business at a meeting of shareholders shall be deemed by the Board of Directors incomplete or inaccurate, any authorized officer or the Board of Directors or any committee thereof may treat such information as not having been provided in accordance with this Section 2.14.  Any notice submitted by a shareholder pursuant to this Section 2.14 that is deemed by the Board of Directors inaccurate, incomplete or otherwise fails to satisfy completely any provision of this Section 2.14 shall be deemed defective and shall thereby render all proposals and nominations set forth in such notice defective.  Upon written request by the secretary of the Company or the Board of Directors or any committee thereof (which may be made from time to time), any shareholder proposing a nominee for election as a director or any proposal for other business at a meeting of shareholders shall provide, within three Business Days after such request (or such other period as may be specified in such request), (i) written verification, satisfactory to the secretary or any other authorized officer or the Board of Directors or any committee thereof, in his, her or its discretion, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2.14, (ii) written responses to information reasonably requested by the secretary, the Board of Directors or any committee thereof and (iii) a written update, to a current date, of any information submitted by the shareholder pursuant to this Section 2.14 as of an earlier date.  If a shareholder fails to provide such written verification, information or update within such period, the secretary or any other authorized officer or the Board of Directors may treat the information which was previously provided and to which the verification, request or update relates as not having been provided in accordance with this Section 2.14; provided, however, that no such written verification, response or update shall cure any incompleteness, inaccuracy or failure in any notice provided by a shareholder pursuant to this Section 2.14.  It is the responsibility of a shareholder who wishes to make a nomination or other proposal to comply with the requirements of Section 2.14; nothing in this Section 2.14.5(a) or otherwise shall create any duty of the Company, the Board of Directors or any committee thereof nor any officer of the Company to inform a shareholder that the information submitted pursuant to this Section 2.14 by or on behalf of such shareholder is incomplete or inaccurate or not otherwise in accordance with this Section 2.14 nor require the Company, the Board of Directors, any committee of the Board of Directors or any officer of the Company to request clarification or updating of information provided by any shareholder but the Board of Directors, a committee thereof or the secretary acting on behalf of the Board of Directors or a committee, may do so in its, his or her discretion.

(b)                                 Only such individuals who are nominated in accordance with this Section 2.14 shall be eligible for election by shareholders as directors and only such business shall be conducted at a meeting of shareholders as shall have been properly brought before the meeting in accordance with this Section 2.14.  The chairperson of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.14 and, if any proposed nomination or other business is determined not to be in compliance with this Section 2.14, to declare that such defective nomination or proposal be disregarded.

(c)                                  For purposes of this Section 2.14: (i) “public announcement” shall mean disclosure in (A) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service or (B) a document publicly filed by the Company with the S.E.C. pursuant to the Exchange Act; and (ii) “subsidiary” shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person (A) owns, directly or indirectly, 10% or more of the outstanding voting securities or other interests or (B) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body).

(d)                                 Notwithstanding the foregoing provisions of this Section 2.14, a shareholder shall also comply with all applicable legal requirements, including, without limitation, applicable requirements of state law and the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.14.  Nothing in this Section 2.14 shall be deemed to require that a shareholder nomination of an individual for election to the Board of Directors or a shareholder proposal relating to other business be included in the Company’s proxy statement, except as may be required by law.

(e)                                  The Company shall not be required to include in the Company’s proxy statement a shareholder nomination of one or more individuals for election to the Board of Directors unless (i) such nomination has been properly made in accordance with the provisions of this Section 2.14 and (ii) the Board of Directors has endorsed such nomination.  The Company shall not be required to include in the Company’s proxy statement a shareholder proposal relating to any other business unless (i) such proposal has been properly made in accordance with the provisions of this Section 2.14 and (ii) either the Board of Directors has endorsed such proposal or the proposal has been made by shareholders holding not less than 25% of the shares required to approve the proposal (or such lesser percentage as may be required by law).

(f)                                   The Board of Directors may from time to time require any individual nominated to serve as a director to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a director, such agreement to be on the terms and in a form (the “Agreement”) determined satisfactory by the Board of Directors, as amended and supplemented from time to time in the discretion of the Board of Directors.  The terms of the Agreement may be substantially similar to the Code of Business Conduct and Ethics of the Company or any similar code promulgated by the Company (the “Code of Business Conduct”) or may differ from or supplement the Code of Business Conduct.

(g)                                  Determinations required or permitted to be made under this Section 2.14 by the Board of Directors may be delegated by the Board of Directors to a committee of the Board of Directors, subject to applicable law.

Section 2.15.                                             Voting by Ballot.  Voting on any question or in any election may be by voice vote unless the chairperson of the meeting or any shareholder shall demand that voting be by ballot.

Section 2.16.                                             Proposals of Business Which Are Not Proper Matters For Action By Shareholders.  Notwithstanding anything in these Bylaws to the contrary, subject to applicable law, any shareholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Directors or would be reasonably likely, if considered by the shareholders or approved or implemented by the Company, to result in an impairment of the limited liability status for the Company’s shareholders, shall be deemed not to be a matter upon which the shareholders are entitled to vote.  The Board of Directors in its discretion shall be entitled to determine whether a shareholder proposal for business is not a matter upon which the shareholders are entitled to vote pursuant to this Section 2.16, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

ARTICLE III

DIRECTORS

Section 3.1.                                                    General Powers; Qualifications; Directors Holding Over.  The business and affairs of the Company shall be managed by or under the direction of its Board of

Directors.  As provided in Section 7.3 of the LLC Agreement, the Board of Directors shall have the power and authority to appoint officers of the Company.  A Director shall be an individual at least 21 years of age who is not under legal disability.  To qualify for nomination or election as a director, an individual, at the time of nomination and election, shall, without limitation, (a) have substantial expertise or experience relevant to the business of the Company and its subsidiaries, (b) not have been convicted of a felony and (c) meet the qualifications of an Independent Director or a Managing Director, each as defined in Section 3.2, as the case may be, depending upon the position for which such individual may be nominated and elected.  In case of failure to elect directors at an annual meeting of the shareholders, the incumbent directors shall hold over and continue to direct the management of the business and affairs of the Company until they may resign or until their successors are elected and qualify.

Section 3.2.                                                    Independent Directors and Managing Directors.  A majority of the directors holding office shall at all times be Independent Directors; provided, however, that upon a failure to comply with this requirement as a result of the creation of a temporary vacancy which shall be filled by an Independent Director, whether as a result of enlargement of the Board of Directors or the resignation, removal or death of a director who is an Independent Director, such requirement shall not be applicable.  An “Independent Director” is one who is not an employee of the Company or Reit Management & Research LLC (or its permitted successors and assigns under the Management and Shared Services Agreement entered into between the Company and Reit Management & Research LLC), who is not involved in the Company’s day to day activities, who meets the qualifications of an independent director (not including the specific independence requirements applicable only to members of the Audit Committee of the Board of Directors) under Exchange Rules and the applicable rules of the S.E.C., as those requirements may be amended from time to time.  If the number of directors, at any time, is set at less than five, at least one director shall be a Managing Director.  So long as the number of directors shall be five or greater, at least two directors shall be Managing Directors.  A “Managing Director” shall mean a director who is not an Independent Director and who has been an employee of the Company or Reit Management & Research LLC (or its permitted successors or assigns under the Management and Shared Services Agreement entered into between the Company and Reit Management & Research LLC) or involved in the day to day activities of the Company for at least one year prior to his or her election.  If at any time the Board of Directors shall not be comprised of a majority of Independent Directors, the Board of Directors shall take such actions as will cure such condition; provided that the fact that the Board of Directors does not have a majority of Independent Directors or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Directors.  If at any time the Board of Directors shall not be comprised of a number of Managing Directors as is required under this Section 3.2, the Board of Directors shall take such actions as will cure such condition; provided that the fact that the Board of Directors does not have the requisite number of Managing Directors or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Directors.

Section 3.3.                                                    Number and Tenure.  The number of directors constituting the entire Board of Directors may be increased or decreased from time to time only by a vote of the Board of Directors; provided however that the tenure of office of a director shall not be affected by any decrease in the number of directors; and provided, further, that the number of directors shall be at least three and no more than seven.  The number of directors shall be five until increased or decreased by the Board of Directors.

Section 3.4.                                                    Annual and Regular Meetings.  An annual meeting of the Board of Directors shall be held immediately after the annual meeting of shareholders, no notice other than this Bylaw being necessary.  The time and place of the annual meeting of the Board of Directors may be changed by the Board of Directors.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of regular meetings of the Board of Directors without other notice than such resolution.  In the event any such regular meeting is not so provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3.5.                                                    Special Meetings.  Special meetings of the Board of Directors may be called at any time by the chairman of the board or on the written request to the secretary of a majority of the directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.6.                                                    Notice.  Notice of any special meeting shall be given by written notice delivered personally or by electronic mail, telephoned, facsimile transmitted, overnight couriered (with proof of delivery) or mailed to each director at his or her business or residence address.  Personally delivered, telephoned, facsimile transmitted or electronically mailed notices shall be given at least 24 hours prior to the meeting.  Notice by mail shall be deposited in the U.S. mail at least 72 hours prior to the meeting.  If mailed, such notice shall be deemed to be given when deposited in the U.S.  mail properly addressed, with postage thereon prepaid.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the director.  Telephone notice shall be deemed given when the director is personally given such notice in a telephone call to which he is a party.  Facsimile transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Company by the director and receipt of a completed answer back indicating receipt.  If sent by overnight courier, such notice shall be deemed given when delivered to the courier.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.7.                                                    Quorum.  A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the LLC Agreement or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum for that action shall also include a majority of such group.  The directors present at a meeting of the Board of Directors which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of a number of directors resulting in less than a quorum then being present at the meeting.

Section 3.8.                                                    Voting.  The action of the majority of the directors present at a meeting at which a quorum is or was present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by specific provision of an applicable statute, the LLC Agreement or these Bylaws.  If enough directors have withdrawn from a meeting to leave fewer than are required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the LLC Agreement or these Bylaws.

Section 3.9.                                                    Telephone Meetings.  Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.  Such meeting shall be deemed to have been held at a place designated by the directors at the meeting.

Section 3.10.                                             Action by Written Consent of Board of Directors.  Unless specifically otherwise provided in the LLC Agreement, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a majority of the directors shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the records of the Company and shall have the same force and effect as the affirmative vote of such directors at a duly held meeting of the Board of Directors at which a quorum was present.

Section 3.11.                                             Waiver of Notice.  The actions taken at any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present waives notice, consents to the holding of such meeting or approves the minutes thereof.

Section 3.12.                                             Vacancies.  If for any reason any or all the directors cease to be directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain).  Any vacancy on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum.  Any director elected to fill a vacancy, whether occurring due to an increase in size of the Board of Directors or by the death, resignation or removal of any director, shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or was created and until a successor is elected and qualifies.

Section 3.13.                                             Compensation.  Directors shall be entitled to receive such reasonable compensation for their services as directors as the Board of Directors may determine from time to time.  Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as director.  Directors shall be entitled to receive remuneration for services rendered to the Company in any other capacity, and such services may include, without limitation, services as an officer of the Company, services as an employee of any affiliate of the

Company, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a director or any person affiliated with a director.

Section 3.14.                                             Removal of Directors.  Subject to the applicable provisions of the LLC Agreement, any director may be removed from office at any time, but only for cause and then only by the unanimous vote of the remaining directors then in office.  In addition, subject to the applicable provisions of the LLC Agreement, the entire Board of Directors (but not less than the entire Board of Directors) may be removed from office at any time, but only for cause, by the affirmative vote of 75% of the shares then outstanding and entitled to vote on the election of directors, at a meeting of shareholders properly called for that purpose.  For purposes of this Section 3.14, “cause” shall mean, with respect to any particular director, incapacity, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Section 3.15.                                             Surety Bonds.  Unless specifically required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 3.16.                                             Reliance.  Each director, officer, employee and agent of the Company shall, in the performance of his or her duties with respect to the Company, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any officer or employee of the Company, or committees of the Board of Directors, or by any other persons as to matters the director, officer, employee or agent of the Company reasonably believes are within such other person’s professional or expert competence.

Section 3.17.                                             Qualifying Shares Not Required.  Directors need not be shareholders of the Company.

Section 3.18.                                             Certain Rights of Directors, Officers, Employees and Agents.  Unless otherwise provided in a written agreement with the Company, notwithstanding any duty (including any fiduciary duty) that might otherwise exist in law or equity, it shall not be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of any director for such director or affiliates of such director to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided that no confidential information of the Company may be used by any such person.  Notwithstanding any duty (including any fiduciary duty) that might otherwise exist in law or equity, directors shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company that may become available to such director or to affiliates of such director.

Section 3.19.                                             Emergency Provisions.  Notwithstanding any other provision in the LLC Agreement or these Bylaws, this Section 3.19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under ARTICLE III cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of

Directors may be called by any Managing Director or officer of the Company by any means feasible under the circumstances and (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as it may be feasible at the time, including publication, television or radio.

ARTICLE IV

COMMITTEES

Section 4.1.                                                    Number; Tenure and Qualifications.  The Board of Directors shall appoint an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  Each of these committees shall be composed of three or more directors, to serve at the pleasure of the Board of Directors.  The Board of Directors may also appoint other committees from time to time composed of one or more directors to serve at the pleasure of the Board of Directors.  The Board of Directors shall adopt a charter with respect to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which charter shall specify the purposes, the criteria for membership and the responsibility and duties and may specify other matters with respect to each committee.  The Board of Directors may also adopt a charter with respect to other committees.

Section 4.2.                                                    Powers.  The Board of Directors may delegate any of the powers of the Board of Directors to committees appointed under Section 4.1 and composed solely of directors, except as prohibited by law.  In the event that a charter has been adopted with respect to a committee composed solely of directors, the charter shall constitute a delegation by the Board by Directors of the powers of the Board of Directors necessary to carry out the purposes, responsibilities and duties of a committee provided in the charter or reasonably related to those purposes, responsibilities and duties, to the extent permitted by law.  No committee appointed under Section 4.1 shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the LLC Agreement or applicable law to be submitted to the shareholders for approval or (b) adopting, amending or repealing any provision of the LLC Agreement.

Section 4.3.                                                    Meetings.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.  A majority of the members of any committee shall be present in person at any meeting of a committee in order to constitute a quorum for the transaction of business at a meeting, and the act of a majority present at a meeting at the time of a vote if a quorum is then present shall be the act of a committee.  The Board of Directors or, if authorized by the Board in a committee charter or otherwise, the committee members may designate a chairman of any committee, and the chairman or, in the absence of a chairman, a majority of any committee may fix the time and place of its meetings unless the Board shall otherwise provide.  In the absence or disqualification of any member of any committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of absent or disqualified members.  Each committee shall keep minutes of its proceedings and shall periodically report its activities to the full Board of Directors and, except as otherwise provided by law, an Exchange Rule or under the rules of the S.E.C., any action by any committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4.4.                                                    Telephone Meetings.  Members of a committee may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5.                                                    Action by Written Consent of Committees.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by a majority of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 4.6.                                                    Vacancies.  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.1.                                                    General Provisions.  The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors.  The officers of the Company shall include a chief executive officer, a president and a secretary and may include a chairman of the board, a vice chairman of the board, a chief financial officer, a chief operating officer, a treasurer, one or more vice presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant,” or otherwise, as the Board of Directors shall determine), one or more assistant secretaries and one or more assistant treasurers.  The officers of the Company shall be elected from time to time as the Board of Directors considers appropriate.  Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided.  Any number of offices may be held by the same individual.  Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.

Section 5.2.                                                    Removal and Resignation.  Any officer or agent of the Company may be removed by the Board of Directors if in their judgment the best interests of the Company would be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed.  The Board of Directors may delegate the power of removal as to officers, agents and employees who have not been appointed by the Board of Directors.  Any officer of the Company may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary.  Any resignation shall take effect at any time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  A resignation shall be without prejudice to the contract rights, if any, of the Company.

Section 5.3.                                                    Vacancies.  A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 5.4.                                                    Chief Executive Officer.  Subject to the control of the Board of Directors and the executive committee (if any) of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; he or she may employ and discharge employees and agents of the Company except such as shall be appointed by the Board of Directors, and he or she may delegate these powers; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company, and shall have such other powers and duties as designated in accordance with the LLC Agreement and as from time to time may be assigned by the Board of Directors.

Section 5.5.                                                    Chief Operating Officer.  The Board of Directors may designate a chief operating officer from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer

Section 5.6.                                                    Chief Financial Officer.  The Board of Directors may designate a chief financial officer from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 5.7.                                                    Chairman of the Board.  The Board of Directors may elect one of its members as chairman of the board.  If elected, the chairman of the board shall have such powers and duties as are designated in the LLC Agreement and as from time to time may be assigned by the Board of Directors.  The chairman of the board, if any, and if present and acting, shall preside at all meetings of the Board of Directors and of shareholders, unless otherwise directed by the Board of Directors.  If the Board of Directors does not elect a chairman or if the chairman is absent from the meeting, the chief executive offer, if present and a director, or any other director chosen by the Board of Directors, shall preside.

Section 5.8.                                                    Vice Chairman of the Board.  The Board of Directors may elect one of its members as vice chairman of the board.  The vice chairman of the board will have the responsibilities and duties as set forth by the Board of Directors.

Section 5.9.                                                    President.  Unless the Board of Directors otherwise determines, the president shall have such powers and duties as are designated in accordance with the LLC Agreement, these Bylaws and as from time to time may be assigned by the Board of Directors.  The president may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

Section 5.10.                                             Vice Presidents.  In the absence or unavailability of the president, a vice president designated by the Board of Directors shall perform the duties of the president and when so acting shall have all the powers of the president; and shall perform such other duties as from time to time may be assigned to him or her by the president, the chief executive officer or the Board of Directors.  The Board of Directors may designate one or more vice presidents as executive vice presidents, senior vice presidents or as vice presidents for particular areas of responsibility.

Section 5.11.                                             Secretary.  The secretary (or his or her designee)  shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors.  The secretary shall have charge of the Company’s minute books and shall perform such other duties as the Board of Directors may from time to time prescribe.  In the absence of a secretary, the person presiding over the meeting may appoint any person to serve as secretary of the meeting.

Section 5.12.                                             Treasurer.  The treasurer shall have responsibility for the custody and control of all the funds and securities of the Company and shall have such other powers and duties as are designated in accordance with the LLC Agreement and as from time to time may be assigned to the treasurer by the Board of Directors.  The treasurer shall perform all acts incident to the position of treasurer, subject to the control of the chief executive officer and the Board of Directors.

Section 5.13.                                             Assistant Secretaries and Assistant Treasurers.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors.

Section 5.14.                                             General Powers of Officers.

(a)                                 Unless the Board of Directors otherwise determines and subject to such limitations as the Board of Directors may adopt, each officer shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company.  The Board of Directors may from time to time delegate all or a portion of the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

(b)                                 Unless otherwise directed by the Board of Directors, the chief executive officer, the president or any officer of the Company authorized by the chief executive officer shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of shareholders of or with respect to any action of equity holders of any other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other entities.

ARTICLE VI

CHECKS AND DEPOSITS

Section 6.1.                                                    Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the treasurer, the chief executive officer or the Board of Directors.

Section 6.2.                                                    Deposits.  All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the treasurer, the chief executive officer or the Board of Directors may designate.

ARTICLE VII

SHARES

Section 7.1.                                                    Certificates.  Ownership of shares of the Company shall be evidenced by certificates, or at the election of a shareholder in book entry form.  Such certificates shall signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary and may be sealed with the seal, if any, of the Company.  The signatures may be either manual or facsimile.  No certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent (as defined in the LLC Agreement); provided, however, that if the Board of Directors elects to issue shares or other securities in global form, the certificates with regard thereto shall be valid upon receipt by the Depository (as defined in the LLC Agreement) and need not be countersigned.  Certificates shall be consecutively numbered and if the Company shall from time to time issue several classes of shares, each class may have its own number series.  Any or all of the signatures required on the certificate may be by facsimile.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

Section 7.2.                                                    Transfers.

(a)                                 Shares of the Company shall be transferable in the manner provided by applicable law, the LLC Agreement and these Bylaws and, to the fullest extent permitted by law, any transfer or purported transfer of shares of the Company not made in accordance with applicable law, the LLC Agreement or these Bylaws shall be null and void.

(b)                                 The Company shall be entitled to treat the holder of record of any shares or other securities of the Company as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares or other securities on the part of any other person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable Exchange Rule.  Without limiting the foregoing, when a person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another person in acquiring and/or holding shares or other securities of the Company, as between the Company on the one hand, such other persons on the other, such representative person shall be the record holder of such shares or securities, as applicable.

Section 7.3.                                                    Mutilated, Destroyed, Lost or Stolen Certificates.

(a)                                 If any mutilated certificate is surrendered to the Transfer Agent, the appropriate officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new certificate evidencing the same number and type of securities as the certificate so surrendered.

(b)                                 The appropriate officers on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign, a new certificate in place of any certificate previously issued if the record holder of the certificate:

(i)                                     makes proof by affidavit, in form and substance satisfactory to the Company or to the Transfer Agent, that a previously issued certificate has been lost, destroyed or stolen;

(ii)                                  requests the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                               if requested by the Company or the Transfer Agent, delivers to the Company a bond, in form and substance satisfactory to the Company or the Transfer Agent, with a surety or sureties and with fixed or open penalty as the Company or the Transfer Agent may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

(iv)                              satisfies any other reasonable requirements imposed by the Company or the Transfer Agent.

If a shareholder fails to notify the Company within a reasonable time after such shareholder has notice of the loss, destruction or theft of a certificate, and a transfer of the shares of the Company represented by the certificate is registered before the Company or the Transfer Agent receives such notification, the shareholder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new certificate.

(c)                                  As a condition to the issuance of any new certificate under this Section 7.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 7.4.                                                    Closing of Transfer Books or Fixing of Record Date.

(a)                                 The Board of Directors may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.

(b)                                 In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days.  If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days before the date of such meeting.

(c)                                  If no record date is fixed and the stock transfer books are not closed for the determination of shareholders: (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

(d)                                 When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors shall set a new record date with respect thereto.

Section 7.5.                                                    Stock Ledger.  The Company shall keep or cause to be kept on behalf of the Company a register that provide for the registration and transfer of both certificated and uncertificated shares of the Company.  The Transfer Agent, as registrar and transfer agent, shall maintain such register and shall register shares and the transfer of such shares pursuant to the provisions of the LLC Agreement and these Bylaws.  The register shall, among other things, contain the name and address of each shareholder and the number of shares of each class held by such shareholder.

ARTICLE VIII

REGULATORY COMPLIANCE AND DISCLOSURE

Section 8.1.                                                    Actions Requiring Regulatory Compliance Implicating the Company.  If any shareholder (whether individually or constituting a group, as determined by the Board of Directors), by virtue of such shareholder’s ownership interest in the Company or actions taken by the shareholder affecting the Company, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on the Company or any subsidiary (for purposes of this ARTICLE VIII, as defined in Section 2.14.5(c)) of the Company or any of their respective businesses, assets or operations, including, without limitation, any obligations to make or obtain a Governmental Action (as defined in Section 2.14.3), such shareholder shall promptly take all actions necessary and fully cooperate with the Company to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of the Company or any subsidiary of the Company.  If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, the shareholder shall promptly divest a sufficient number of shares of the Company necessary to cause the application of such requirement or regulation to not apply to the Company or any subsidiary of the Company.  If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of shares of the Company by not later than the 10th day after triggering such requirement or regulation referred to in this Section 8.1, then any shares of the Company beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares of the Company in excess of the Ownership Limit (as defined in Section 8.1 of the LLC Agreement) and be subject to Article VIII of the LLC Agreement and any actions triggering the application of such a requirement or regulation may be deemed by the Company to be of no force or effect.  Moreover, if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, the Company may take all other actions which the Board of Directors deems appropriate to require compliance or to preserve the value of the Company’s assets; and the Company may charge the offending shareholder for the Company’s costs and expenses as well as any damages which may result to the Company.

As an example and not as a limitation, at the time these Bylaws are being adopted, the Company holds a controlling interest in gaming businesses in Louisiana.  Louisiana law provides that any person who owns five percent or more of gaming businesses in Louisiana shall provide detailed personal history and financial information and be approved by the Louisiana Gaming Control Board.  Accordingly, if a shareholder acquires five percent or more of the Company and refuses to provide the Company with information required to be submitted to the Louisiana Gaming Control Board or if the Louisiana Gaming Control Board declines to approve such a shareholder’s ownership of the Company, then, in either event, shares of the Company owned by such a shareholder necessary to reduce its ownership to less than five percent of the Company may be deemed shares in excess of the Ownership Limit and shall be subject to the provisions of Article VIII of the LLC Agreement.

As a further example and not as a limitation, at the time these Bylaws are being adopted, the Company holds a controlling ownership position in a company being formed and licensed as an insurance company in the State of Indiana.  The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing 10% or more of the Company’s voting securities.  Accordingly, if a shareholder seeks to exercise proxies for a matter to be voted upon at a meeting of the Company’s shareholders without having obtained any applicable approvals from the Indiana insurance regulatory authorities, such proxies representing 10% or more of the Company’s voting securities will, subject to Section 8.3, be void and of no further force or effect.

Section 8.2.                                                    Compliance With Law.  Shareholders shall comply with all applicable requirements of federal and state laws, including all rules and regulations promulgated thereunder, in connection with such shareholder’s ownership interest in the Company and all other laws which apply to the Company or any subsidiary of the Company or their respective businesses, assets or operations and which require action or inaction on the part of the shareholder.

Section 8.3.                                                    Limitation on Voting Shares or Proxies.  Without limiting the provisions of Section 8.1, if a shareholder (whether individually or constituting a group, as determined by the Board of Directors), by virtue of such shareholder’s ownership interest in the Company or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote the shareholder’s shares of the Company or proxies for shares of the Company in excess of a certain amount pursuant to applicable law (including by way of example, applicable state insurance regulations) but the Board of Directors determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Company’s applicable management services provider (or by another person designated by the directors) in proportion to the total shares otherwise voted on such matter.

Section 8.4.                                                    Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies.  To the fullest extent permitted by law, any representation, warranty or covenant made by a shareholder with any governmental or regulatory body in connection with such shareholder’s interest in the Company or any subsidiary of the Company shall be deemed to be simultaneously made to, for the benefit of and enforceable by, the Company and any applicable subsidiary of the Company.

Section 8.5.                                                    Board of Directors’ Determinations.  The Board of Directors shall be empowered to make all determinations regarding the interpretation, application, enforcement and compliance with any matters referred to or contemplated by this ARTICLE VIII.

ARTICLE IX

RESTRICTIONS ON TRANSFER OF SHARES

Section 9.1.                                                    Definitions.  As used in this Article IX, the following terms have the following meanings (and any references to any portions of Treasury Regulation Sections 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):

(a)                                 “5-percent Shareholder” means a Person or group of Persons that is a “5-percent shareholder” of the Company pursuant to Treasury Regulation Section 1.382-2T(g).

(b)                                 “5-percent Transaction” means any Transfer described in clause (a) or (b) of Section 9.2.

(c)                                  “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.

(d)                                 “Company Security” or “Company Securities” means (i) common shares of the Company, (ii) preferred shares of the Company (other than preferred shares described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation Sections 1.382-2T(h)(4)(v) and

1.382-4) to purchase Securities issued by the Company, and (iv) any Shares not included within the preceding clauses (i) through (iii) of this definition.

(e)                                  “Effective Date” means November 9, 2009.

(f)                                   “Excess Securities” has the meaning given such term in Section 9.4.

(g)                                  “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article IX is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Company to which the Board of Directors determines that no Tax Benefits may be carried forward, or (iii) such date as the Board of Directors shall fix in accordance with Section 9.10.

(h)                                 “Grandfathered Owner” has the meaning given such term in Section 9.2.

(i)                                     “Percentage Share Ownership” means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation Sections 1.382-2T(g), (h), (j) and (k) and 1.382-4.

(j)                                    “Person” means any individual, firm, corporation, company, limited liability company, partnership, joint venture, estate, trust, or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation Section 1.382-3(a)(1)(i).

(k)                                 “Prohibited Transfer” means any Transfer or purported Transfer of Company Securities to the extent that such Transfer is prohibited and/or void under this Article IX.

(l)                                     “Public Group” has the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13), excluding any “direct public group” with respect to the Company, as that term is used in Treasury Regulation Section 1.382-2T(j)(2)(ii).

(m)                             “Purported Transferee” has the meaning set forth in Section 9.4.

(n)                                 “Securities” and “Security” each has the meaning set forth in Section 9.5.

(o)                                 “Shares” means any interest that would be treated as “stock” of the Company pursuant to Treasury Regulation Section 1.382-2T(f)(18).

(p)                                 “Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations.

(q)                                 “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Company or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(r)                                    “Transfer” means, any direct or indirect (by operation of law or otherwise) sale, transfer, assignment, conveyance, pledge, devise or other disposition or other action taken by a Person, other than the Company, that alters the Percentage Share Ownership of any Person.  A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation Sections 1.382-2T(h)(4)(v) and 1.382-4).  For the avoidance of doubt, a Transfer shall not include the creation or grant by the Company of an option to purchase securities of the Company, nor shall a Transfer include the issuance of Shares by the Company.

(s)                                   “Transferee” means any Person to whom Company Securities are Transferred.

(t)                                    “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

Section 9.2.                                                    Transfer And Ownership Restrictions.  From and after the Effective Date, any attempted Transfer of Company Securities prior to the Expiration Date and any attempted Transfer of Company Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 5-percent Shareholder or (b) the Percentage Share Ownership of any 5-percent Shareholder would be increased.  Any 5-percent Shareholder as of the Effective Date (the “Grandfathered Owner”) shall not be required, solely as a result of the adoption of this Article IX and the occurrence of the Effective Date, pursuant to this Article IX, to reduce or dispose of any Company Securities owned by such Grandfathered Owner as of the Effective Date and none of such Company Securities owned by such Grandfathered Owner as of the Effective Date shall be deemed, solely as a result of the adoption of this Article IX and the occurrence of the Effective Date, to be Excess Securities; provided, however, that such Grandfathered Owner may not acquire any additional Company Securities at any time such Grandfathered Owner remains a 5-percent Shareholder and, upon such Grandfathered Owner no longer being a 5-percent Shareholder, the provisions of this Article IX shall apply in their entirety to such Grandfathered Owner.

Section 9.3.                                                    Exceptions.

(a)                                 Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation Section 1.382-2T(j)(3)(i)) shall be permitted.

(b)                                 The restrictions set forth in Section 9.2 shall not apply to an attempted Transfer that is a 5-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof.  The Board of Directors may impose conditions in connection with such approval, including, without limitation, restrictions on the ability or right of any Transferee to Transfer Shares acquired through a Transfer.  Approvals of the Board of Directors hereunder may be given prospectively or retroactively.

Section 9.4.                                                    Excess Securities.

(a)                                 No employee or agent of the Company shall record any Prohibited Transfer in the share register for the Company, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Company for any purpose whatsoever in respect of the Company Securities which are the subject of the Prohibited Transfer (the “Excess Securities”).  The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to constitute shares of the Company in excess of the Ownership Limit (as defined in Section 8.1 of the LLC Agreement) and be subject to Article VIII of the LLC Agreement.  Any Transfer of Excess Securities in accordance with the provisions of this Article IX shall cease to be Excess Securities upon consummation of such Transfer.

(b)                                 The Company may require as a condition to the registration of the Transfer of any Company Securities in the share register of the Company or the payment of any distribution on any Company Securities that the proposed Transferee or payee furnish to the Company all information reasonably requested by the Company with respect to its direct or indirect ownership interests in such Company Securities.  The Company may make such arrangements or issue such instructions to its employees or agents as may be determined by the Board of Directors to be necessary or advisable to implement this Article IX, including, without limitation, authorizing its employees or agents to require, as a condition to registering any Transfer in the share register of the Company, an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of shares and other evidence that a Transfer will not be prohibited by this Article IX.

Section 9.5.                                                    Modification Of Remedies For Certain Indirect Transfers.  In the event of any Transfer which does not involve a transfer of securities of the Company within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 5-percent Shareholder to violate a restriction on Transfers provided for in this Article IX, a sufficient amount of Securities of such 5-percent Shareholder and/or any Person whose ownership of Securities is attributed to such 5-percent Shareholder shall be deemed to be Excess Securities and shall be treated as provided in Section 9.4, including, without limitation, being deemed to constitute shares of the Company in excess of the Ownership Limit (as defined in Section 8.1 of the LLC Agreement) and be subject to Article VIII of the LLC Agreement.  For the avoidance of doubt, no such 5-percent Shareholder shall be required, pursuant to this Section

9.5, to dispose of any interest that is not a Security.  The purpose of this Section 9.5 is to extend the restrictions in Section 9.2 to situations in which there is a 5-percent Transaction without a direct Transfer of Securities, and this Section 9.5, along with the other provisions of this Article IX, shall be interpreted to produce the same results, with such differences as the context requires or as determined by the Board of Directors, as a direct Transfer of Company Securities.

Section 9.6.                                                    Legal Proceedings; Prompt Enforcement.  The Board of Directors may authorize such additional actions, beyond those provided for or contemplated by this Article IX, to give effect to or in furtherance of the provisions of this Article IX.  Nothing in this Section 9.6 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article IX being void ab initio, (b) preclude the Company in the sole discretion of the Board of Directors from immediately bringing legal proceedings without a prior demand, or (c) cause any failure of the Company to act within any particular time period to constitute a waiver or loss of any right of the Company under this Article IX.

Section 9.7.                                                    Liability.  To the fullest extent permitted by law and without limiting any other remedies of the Company and related matters provided elsewhere in these Bylaws or in the LLC Agreement, any shareholder subject to the provisions of this Article IX who knowingly violates the provisions of this Article IX and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Company for, and shall indemnify and hold the Company harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Company’s ability or right to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

Section 9.8.                                                    Obligation To Provide Information.  As a condition to the registration of the Transfer of any Shares in the share register for the Company, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Company may request from time to time in order to determine compliance with this Article IX or the status of the Tax Benefits of the Company.

Section 9.9.                                                    Legend.  Unless otherwise provided by the Board of Directors, each certificate or account statement evidencing or representing Shares (or securities exercisable for or convertible into Shares) shall bear a legend with respect to the restrictions contained in this Article IX in such form as shall be prescribed by the Board of Directors.  Instead of the foregoing legend, the certificate or account statement may state that the Company will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

Section 9.10.                                             Authority Of Board Of Directors.

(a)                                 The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article IX, including, without limitation, (i) the identification of 5-percent Shareholders, (ii) whether a Transfer is a 5-percent Transaction or a Prohibited Transfer, (iii) the Percentage Share Ownership of any 5-percent Shareholder, (iv) whether an instrument constitutes a Company Security,

(v) the application of Section 9.4, including, without limitation, the application of Article VIII of the LLC Agreement to Excess Securities, and Section 9.5, and (vi) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article IX.

(b)                                 Nothing contained in this Article IX shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Company and its shareholders in preserving the Tax Benefits.  Without limiting the generality of the foregoing, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Company or the Persons or groups covered by this Article IX, (iii) modify the definitions of any terms set forth in this Article IX or (iv) modify the terms of this Article IX as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise.  Shareholders of the Company may be notified of such determination through a filing with the S.E.C. or such other method of notice as the Board of Directors may determine. All actions, calculations, interpretations and determinations which are done or made by the Board of Directors shall be conclusive and binding on the Company and all other parties for all other purposes of this Article IX.

(c)                                  The Board of Directors may delegate all or any portion of its duties and powers under this Article IX to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article IX through duly authorized officers or agents of the Company.

Section 9.11.                                             Transactions on a National Securities Exchange.   Nothing in this Article IX shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any automated inter-dealer quotation system.  The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article IX and any transferor and transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IX.

Section 9.12.                                             Reliance.  For purposes of determining the existence, identity and amount of any Company Securities owned by any shareholder, the Company is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Exchange Act (or similar filings), as of any date, subject to its actual knowledge of the ownership of Company Securities.

Section 9.13.                                             Benefits Of This Article IX.  Nothing in this Article IX shall be construed to give to any Person, other than the Company and the Charitable Trustee (as defined in the LLC Agreement) any legal or equitable right, remedy or claim under this Article IX.  This Article IX shall be for the sole and exclusive benefit of the Company and the Charitable Trustee.

Section 9.14.                                             Severability.  If any provision of this Article IX or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article IX.

Section 9.15.                                             Waiver.  With regard to any power, remedy or right provided herein or otherwise available to the Company under this Article IX, (a) no waiver will be effective unless authorized by the Board of Directors and expressly contained in a writing signed by the Company; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

Section 9.16.                                             Conflict.  If there shall be any conflict between the provisions of this Article IX or the application thereof and the provisions of Article VIII of the LLC Agreement or the application thereof to the matters addressed in this Article IX, as contemplated by this Article IX, the provisions of this Article IX and the application thereof shall control.

ARTICLE X

FISCAL YEAR

Section 10.1.                                             Fiscal Year.  The fiscal year of the Company shall be a fiscal year ending December 31 or as otherwise determined by the Board of Directors.

ARTICLE XI

DIVIDENDS AND OTHER DISTRIBUTIONS

Section 11.1.                                             Dividends and Other Distributions.  Subject to the preferential rights of any additional classes or series of shares authorized by the Board of Directors, the holders of common shares of the Company shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company which are by law available therefor, distributions payable either in cash, in property or in securities of the Company.

ARTICLE XII

SEAL

Section 12.1.                                             Seal.  The Board of Directors may authorize the adoption of a seal by the Company.  The Board of Directors may authorize one or more duplicate seals.

Section 12.2.                                             Affixing Seal.  Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

ARTICLE XIII

WAIVER OF NOTICE

Section 13.1.                                             Waiver of Notice.  Whenever any notice is required to be given pursuant to the LLC Agreement, these Bylaws or applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice or waiver by electronic transmission, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

Section 14.1.                                             Amendment of Bylaws.  These Bylaws may be amended or repealed or new or additional Bylaws may be adopted only by the vote or written consent of a majority of the Board of Directors.

ARTICLE XV

MISCELLANEOUS

Section 15.1.                                             References to Limited Liability Company Agreement of the Company; Conflicting Provisions.  All references to the LLC Agreement shall include any amendments thereto.  These Bylaws are subject to the LLC Agreement, and in the event any provision under these Bylaws is inconsistent with a provision of the LLC Agreement, the LLC Agreement shall control.

Section 15.2.                                             Costs and Expenses.  To the fullest extent permitted by law, each shareholder will be liable to the Company (and any subsidiaries or affiliates of the Company) for, and indemnify and hold harmless the Company (and any subsidiaries or affiliates of the Company) from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s breach of or failure to fully comply with any covenant, condition or provision of these Bylaws or the LLC Agreement (including, without limitation, Section 2.14 of these Bylaws and Sections 8.1, 8.2 and 9.7 of the LLC Agreement) or any action by or against the Company (or any subsidiaries or affiliates of the Company) in which such shareholder is not the prevailing party, and shall pay such indemnitee such amounts on demand, together with interest on such amounts, which interest will accrue at the lesser of the Company’s highest marginal borrowing rate, per annum compounded, and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of repayment by the indemnitee.

Section 15.3.                                             Ratification.  To the fullest extent permitted by applicable law, the Board of Directors or the shareholders may ratify and make binding on the Company any action or inaction by the Company or its officers to the extent that the Board of Directors or the shareholders could have originally authorized the matter.  Moreover, to the fullest extent permitted by applicable law, any action or inaction questioned in any shareholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the shareholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Company and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 15.4.                                             Ambiguity.  In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Directors shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 15.5.                                             Inspection of Bylaws.  The Board of Directors shall keep at the principal office for the transaction of business of the Company the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE XVI

ARBITRATION

Section 16.1.                                             Procedures for Arbitration of Disputes.  A Dispute (as defined in the LLC Agreement) or any disputes, claims or controversies relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Article XVI.

Section 16.2.                                             Arbitrators.  There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within 15 days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party. If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the AAA.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within 15 days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

Section 16.3.                                             Place of Arbitration.  The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

Section 16.4.                                             Discovery.  There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

Section 16.5.                                             Awards.  In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Delaware.  Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.  Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  The party against which the Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the date of the Award or such other date as the Award may provide.

Section 16.6.                                             Costs and Expenses.  Except as otherwise set forth in the LLC Agreement or these Bylaws, including Section 15.2 of these Bylaws, or as otherwise agreed between the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of the Company’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

Section 16.7.                                             Final and Binding.  An Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Section 16.8.                                             Beneficiaries.  This ARTICLE XVI is intended to benefit and be enforceable by the shareholders, directors, officers, managers (including Reit Management & Research LLC or its successor), agents or employees of the Company and the Company and shall be binding on the shareholders of the Company and the Company, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.